UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 2, 2010 (September 2, 2010)

CHINA POLYPEPTIDE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-151148	20-8731646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 11 Jiangda Road
Jianghan Economic Development Zone
Wuhan 430023, People’s Republic of China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (86) 2783518396

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 2, 2010, China Polypeptide Group, Inc. (the “Company”) consummated a share purchase agreement (the “SPA”) dated August 25, 2010, by and between the Company and an accredited investor signatory thereto (the “Investor”), pursuant to which the Investor purchased (i) 585,743 shares (the “Shares”) of common stock of the Company, par value USD$.0001 per share (the “Common Stock”), and (ii) a five year warrant (the “Warrant”) to purchase up to additional 87,861 shares of Common Stock (the “Warrant Shares”) at an exercise price of USD$6.75 per share for an aggregate purchase price of USD$3,000,000.

The Company is obligated to file a registration statement registering the Shares and the Warrant Shares for resale on or before March 31, 2011, the six-month anniversary of the closing. The Investor also received a right of first refusal with respect to any new Common Stock issued by the Company and the right to participate as a seller in any sale of shares of the Company by the original principal shareholders to a third party.

The foregoing description of the terms of the SPA is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which are incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The Shares and Warrant were sold in reliance on Section 4(2) of the Securities Act of 1933, as amended, which exempts from registration sales by an issuer not involving any public offering.

Item 9.01.          Financial Statement and Exhibits.

Exhibits
10.1	English Translation of the Share Purchase Agreement, dated as of August 25, 2010, by and between China Polypeptide Group, Inc. and Wealth Chance Investments Ltd.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA POLYPEPTIDE GROUP, INC.

Date: September 2, 2010	By:	/s/ Dongliang Chen
Dongliang Chen Chairman and Chief Executive Officer